Dixon Ticonderoga Company
                            195 International Parkway
                               Heathrow, FL 32746


                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MARCH 9, 2001
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby appoints Philip M. Shasteen and Richard A. Asta, and each or either of them, proxies, with full power of substitution in each of them, in the name, place, and stead of the undersigned, to vote at the Annual Meeting of Stockholders of Dixon Ticonderoga Company on March 9, 2001, at 10:00 a.m. Eastern Standard Time, or at any adjournments thereof, according to the number of votes that the undersigned would be entitled to vote if personally present, upon the following matters:

     THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN ITEM 1 AND AS THE PROXY HOLDERS DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

1.    Election of Directors

|_| For all nominees  listed below (except as marked to the contrary  below)

|_| Withhold Authority to vote for all nominees listed below

         Gino N. Pala          Richard F. Joyce         John Ritenour

          (Instruction: To withhold authority to vote for any nominee, write that nominee's name in the space below.
           Do not mark "Withhold Authority" above unless you intend to withhold authority to vote for both nominees.)

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2.    In their discretion,  the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

This proxy will be voted in accordance with the instructions given above. If no instructions are given, this proxy will be voted FOR the election of directors as set forth in the Proxy Statement.

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If more than one trustee, all should sign.

                                          Record Date Shares: _________________

Dated:  ________________,2001             _____________________________________
                                          Signature of Shareholder

                                          _____________________________________
                                          Signature of Shareholder